UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2024

Complete Solaria, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40117	93-2279786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45700 Northport Loop East, Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 270-2507

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CSLR	The Nasdaq Global Market

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	CSLRW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 1, 2024, Complete Solaria, Inc. (the “Company”) entered into a common stock purchase agreement (the “Agreement”) with Kline Hill Partners Fund LP, Kline Hill Partners IV SPV LLC, and Kline Hill Partners Opportunity IV SPV LLC (together “Kline Hill”) providing for (a) the cancellation of all indebtedness owed to Kline Hill by the Company, termination of all debt instruments by and between the Company and Kline Hill, and the satisfaction of all obligations owed to Kline Hill by the Company under the terminated debt instruments, (b) the issuance of 9,800,000 shares of the Company’s Common Stock (the “Shares”) to Kline Hill, (c) the issuance of warrants (the “Warrants” and the shares issuable therefrom, the “Warrant Shares”) to Kline Hill to purchase up to 3,700,000 shares of the Company’s common stock, with an exercise price per share of $0.62 (the closing price per share of the Company’s common stock as reported on the Nasdaq Capital Market of the date of the Agreement), and (d) a one-time $3,750,000 cash payment to Kline Hill upon the earlier of (i) the Company achieving $100,000,000 of trailing twelve month revenue, or (ii) the Company achieving $10,000,000 of trailing twelve month EBITDA. The Warrants will be sold to Kline Hill at a price of $0.125 per Warrant Share. The closing of the foregoing transactions will occur when the following conditions are met: CRSEF Solis Holdings, L.L.C. and its affiliates (collectively “Carlyle”) execute an agreement to cancel all debt owed to Carlyle by the Company, and all debt owed to Carlyle and its affiliates by the Company is no longer outstanding.

Please see Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Debt Financings” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission on April 1, 2024, for a description of the Company’s debt facilities with Kline Hill.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Agreement, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” relating to the entry into the Agreement is incorporated by reference herein in its entirety. Upon closing the transactions in the Agreement, the Company will issue the Shares and Warrants in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506(b) of Regulation D promulgated thereunder. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Form of Common Stock Purchase Agreement, dated May 1, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Complete Solaria, Inc.

Dated: May 2, 2024	By:	/s/ Thurman Rodgers
Thurman Rodgers
Chief Executive Officer

2